Exhibit 99.1

GameStop Reports Second Quarter Results And Strong Progress Toward Strategic Objectives

Global E-commerce Sales Increase 800%
SG&A Improves by $133.7 million
Generates Cash Flow From Operations of $192.8 million And Free Cash Flow of $181.9 million

Grapevine, Texas (Sept 9, 2020) - GameStop Corp. (NYSE: GME), today reported results for the second quarter ended August 1, 2020 that reflected strong positive cash flow, a strengthened balance sheet and progress toward its strategic objectives despite the negative impact from temporary store closures related to COVID-19 and operating in the last few months of the current generation console cycle.

George Sherman, GameStop’s chief executive officer said, “The second quarter saw strong progress toward our strategic initiatives, fueling an 800% increase in global E-commerce sales, a $133.7 million reduction in SG&A and a significant improvement in our balance sheet with $735.1 million in cash at quarter-end and a 50% reduction in inventory, as compared to the second quarter last year. These achievements combined drove $181.9 million in free cash flow for the quarter. I am extremely proud of our team, and their dedication to our mission, our strategy and safely serving our customers despite operating in an unprecedented environment.”

“We believe the actions we are taking to optimize the core operations of our business by increasing efficiencies and creating a frictionless digital ecosystem to serve our customers wherever and whenever they choose to shop, are enabling us to navigate the COVID-19 environment while positioning us well for the launch of the next generation of consoles.”

Mr. Sherman continued, “While the ongoing pandemic continues to create a somewhat uncertain environment in the short term, we are very pleased by the consumer response at GameStop to the few recent video game product introductions and we believe we are ready, with expanded service and payment options, to handle the expected surge in demand and participate in a very significant way in the console launches later this year.”

Second Quarter Sales Results:
•Net sales were $942.0 million, down 26.7% from the fiscal 2019 second quarter reflecting:
•The impact of operating during the last few months of the seven-year-long current generation console cycle and the subsequent limited availability of hardware and accessories;
•A 13% reduction in total store operating days due to temporary store closures driven by the global COVID-19 pandemic; and
•A 10% reduction in the store base, as part of the Company’s de-densification strategy, partially offset by almost 40% of closed store sales recaptured through the transfer to neighboring locations and online, leading to improved cash flow.
•Comparable store sales declined 12.7%, adjusting for fewer store operating days due to store closures as a result of the global COVID-19 pandemic.
•Global E-commerce sales rose 800% and are included in comparable store sales.

Progress Toward Strategy:
Optimized the core business by improving efficiency and effectiveness across the organization:
•Delivered a $133.7 million reduction in SG&A in the second quarter and a $200.9 million reduction in the first six months of fiscal 2020 from the comparable periods of fiscal 2019 through continued expense reduction initiatives;
•Transformed physical store presence through the ongoing de-densification of the GameStop store base, thereby reducing costs while transferring approximately 40% of closed store sales to neighboring locations and online;
•Improved on strong liquidity position, generating $192.8 million in Cash Flow From Operations and $181.9 million in Free Cash Flow, as defined by cash generated from operations less purchase of property and equipment;
•Strengthened the balance sheet with:
•$735.1 million of cash at quarter end and reduced borrowings under its asset based revolving credit facility by $100 million to $35 million; and
•A 50% reduction in inventory and 30.4% reduction in accounts payable as compared to the second quarter of fiscal 2019.
•Completed exchange offer and consent solicitation for $216.4 million of unsecured notes, reducing the amount due to mature in March 2021 to approximately $198 million. The newly issued notes provide additional financial flexibility by replacing and extending the maturity of the existing notes to 2023;

•Completed sale leaseback transactions for three office buildings, adding $43.2 million in liquidity. Subsequent to the end of the second fiscal quarter, the Company executed two additional sale leaseback transactions related to office buildings, adding another approximately $43.7 million in liquidity; and
•Finalized the wind down of operations in Denmark, Finland, Norway and Sweden.

Built a frictionless digital ecosystem to reach GameStop customers:
•Delivered an 800% increase in global E-commerce sales during the quarter to represent over 20% of total net sales;
•Improved fulfillment capabilities leading to the recapture of approximately 73% of sales through stores open for limited curbside pickup during the quarter, despite being closed to customer traffic due to COVID-19 for 13% of the store operating days in the period; and
•Improved fulfillment capabilities drove a 90% fulfillment rate within 24 hours of customers placing an order.

Additional Second Quarter Highlights:
(See reconciliation table of GAAP results to non-GAAP adjusted results in Schedule II of this press release.)

•Gross margin declined 420 bps from the prior year second quarter, driven by the increased mix of hardware sales, which carry a lower gross margin.
•SG&A was $348.2 million, down $133.7 million or 27.7% compared to $481.9 million in the prior year second quarter, and includes approximately $2.7 million in incremental costs associated with safety materials and equipment to ensure the safety of customers and associates.
•Adjusted SG&A was $336.9 million, a reduction of $108.0 million, or 24.3% from the prior year second quarter.
•Operating loss of ($85.6) million compared to operating loss of ($446.7) million in the prior year second quarter.
•Adjusted operating loss of ($84.7) million compared to adjusted operating loss of ($45.8) million in the prior year second quarter.
•Net loss of ($111.3) million, or ($1.71) per diluted share, including approximately $2.7 million in incremental costs associated with safety materials and equipment to ensure the safety of our customers and associates, compared to net loss of ($415.3) million, or loss per share of ($4.15) per diluted share in the prior year second quarter.
•Adjusted EBITDA of ($62.4) million compared to ($19.9) million in the prior year second quarter.
•Adjusted net loss from continuing operations of ($91.2) million or ($1.40) per diluted share, compared to adjusted net loss from continuing operations of ($32.0) million, or ($0.32) per diluted share in the prior year second quarter.

Capital Allocation and Liquidity Update
As of August 1, 2020, the Company had $735.1 million in total cash and reduced its outstanding borrowings under the asset based revolving credit facility to $35 million.

As of August 1, 2020, the Company had $256.3 million of short-term debt and $215.9 million of long-term debt on the balance sheet. As previously announced on July 2, 2020, the Company completed the exchange offer and consent solicitation for $216.4 million of unsecured notes, reducing the amount due to mature in March 2021 to approximately $198 million. The newly issued notes provide additional financial flexibility by replacing and extending the maturity of the existing notes to 2023.

Store Operations Update
During the second quarter, the Company continued the phased reopening of its stores across all operating countries where restrictions related to the global pandemic were lifted, and according to the mandates provided by federal, state and local officials, including the implementation of strict sanitization processes and social distancing measures. As a result, at the end of August 2020, the Company had substantially all of its worldwide locations open to limited customer access or curbside delivery.

2020 Outlook (52 weeks ending January 30, 2021)
The Company continues to focus on efforts that position it to manage through this unprecedented time, such as maintaining its balance sheet strength, prioritizing the allocation of resources to areas of the business that produce strong cash flow, reducing expenses across the business, developing and expanding its digital strategy, and intensifying inventory discipline. Due to the uncertainty around the duration and evolving impact of COVID-19, the Company is continuing to suspend guidance.

Conference Call Information
A conference call with GameStop Corp.’s management is scheduled for September 9, 2020 at 5:00 p.m. ET to discuss the Company’s financial results. The phone number for the call is 877-451-6152 and the confirmation code is 13708462. This call, along with supplemental information, can also be accessed at GameStop Corp.’s investor relations home page at http://investor.GameStop.com/. The conference call will be archived for two months on GameStop’s corporate website.

About GameStop
GameStop Corp., a Fortune 500 company headquartered in Grapevine, Texas, is the world’s largest video game retailer, operates over 5,000 stores across 10 countries, and offers the best selection of new and pre-owned video gaming consoles, accessories and video game titles, in both physical and digital formats. GameStop also offers fans a wide variety of POP! vinyl figures, collectibles, board games and more. Through GameStop’s unique buy-sell-trade program, gamers can trade in video game consoles, games, and accessories, as well as consumer electronics for cash or in-store credit. The company's consumer product network also includes www.gamestop.com and Game Informer® magazine, the world's leading print and digital video game publication.

General information about GameStop Corp. can be obtained at the Company’s corporate website. Follow @GameStop and @GameStopCorp on Twitter and find GameStop on Facebook at www.facebook.com/GameStop.

Non-GAAP Measures and Other Metrics
As a supplement to our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), GameStop may use certain non-GAAP measures, such as adjusted SG&A, adjusted operating income (loss), adjusted net income (loss), adjusted earnings (loss) per share, adjusted EBITDA and free cash flow. We believe these non-GAAP financial measures provide useful information to investors in evaluating our core operating performance. Adjusted selling, general and administrative expenses (“Adjusted SG&A”), adjusted operating income (loss), adjusted net income (loss) and adjusted earnings (loss) per share exclude the effect of items such as transformation costs, asset impairments, store closure costs, severance, non-operating tax charges, as well as divestiture costs. Results reported as constant currency exclude the impact of fluctuations in foreign currency exchange rates by converting our local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results. Our definition and calculation of non-GAAP financial measures may differ from that of other companies. Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the Company’s financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company’s financial position, results of operations or cash flows and should therefore be considered in assessing the Company’s actual and future financial condition and performance.

Cautionary Statement Regarding Forward-Looking Statements - Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as to the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information, including expectations as to future operating profit improvement. Such statements include without limitation those about the Company’s financial results, expectations and other statements that are not historical facts. Forward-looking statements are subject to significant risks and uncertainties and actual developments, business decisions and results may differ materially from those reflected or described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those reflected or described in the forward-looking statements: macroeconomic pressures, including the effects of COVID-19 on consumer spending and our ability to keep stores open; the impact of the COVID-19 pandemic on the Company’s business and financial results; the economic conditions in the U.S. and certain international markets; the cyclicality of the video game industry; the Company’s dependence on the timely delivery of new and innovative products from its vendors; the impact of technological advances in the video game industry and related changes in consumer behavior on the Company’s sales; the Company’s ability to keep pace with changing industry technology and consumer preferences; the impact of international crises and trade restrictions and tariffs on the delivery of the Company’s products; the Company’s ability to obtain favorable terms from its suppliers; the international nature of the Company’s business; the Company’s dependence on sales during the holiday selling season; fluctuations in the Company’s results of operations from quarter to quarter; the Company’s ability to de-densify its global store base; the Company’s ability to renew, terminate or enter into new leases on favorable terms; the competitive nature of the Company’s industry; the Company’s ability to attract and retain executive officers and key personnel; the adequacy of the Company’s management information systems; the Company’s reliance on centralized facilities for refurbishment of its pre-owned products; the Company’s ability to react to trends in pop culture with regard to its sales of collectibles and our dependence on licensed products for a substantial portion of such sales; the Company’s ability to maintain security of its customer, employee or company information; potential harm to the Company’s reputation; the Company’s ability to maintain effective control over financial reporting; the Company’s vendors’ ability to provide marketing and merchandise support at historical levels; restrictions on the Company’s ability to purchase and sell pre-owned video games; potential decrease in popularity of certain types of video games; changes in the Company’s global tax rate; potential future litigation and other legal proceedings; changes in accounting rules and regulations; and the Company’s ability to comply with federal, state, local and international law. Additional factors that could cause our results to differ materially from those reflected or described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended February 1, 2020 the subsection entitled “Risks Related to Our Business” of Item 1A of which has been amended and restated in GameStop’s Current Report on Form 8-K filed on June 5, 2020 and our other filings made from time to time with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com. Forward-looking statements contained in this release speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

GameStop Corp.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	13 weeks ended August 1, 2020	13 weeks ended August 3, 2019
Net sales	$942.0	$1,285.7
Cost of sales	689.8	886.6
Gross profit	252.2	399.1
Selling, general and administrative expenses	348.2	481.9
Goodwill and asset impairments	0.9	363.9
Gain on sale of assets	(11.3)	—
Operating loss	(85.6)	(446.7)
Interest expense, net	7.5	7.0
Loss from continuing operations before income taxes	(93.1)	(453.7)
Income tax expense (benefit)	17.9	(40.1)
Net loss from continuing operations	(111.0)	(413.6)
Loss from discontinued operations, net of tax	(0.3)	(1.7)
Net loss	$(111.3)	$(415.3)

Basic loss per share:
Continuing operations	$(1.71)	$(4.14)
Discontinued operations	(0.01)	(0.02)
Basic loss per share	$(1.71)	$(4.15)

Diluted loss per share:
Continuing operations	$(1.71)	$(4.14)
Discontinued operations	(0.01)	(0.02)
Diluted loss per share	$(1.71)	$(4.15)

Weighted-average common shares outstanding:
Basic	65.0	100.0
Diluted	65.0	100.0

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	73.2	69.0
Gross profit	26.8	31.0
Selling, general and administrative expenses	37.0	37.4
Goodwill and asset impairments	0.1	28.3
Gain on sale of assets	(1.2)	—
Operating loss	(9.1)	(34.7)
Interest expense, net	0.8	0.6
Loss from continuing operations before income taxes	(9.9)	(35.3)
Income tax expense (benefit)	1.9	(3.1)
Net loss from continuing operations	(11.8)	(32.2)
Loss from discontinued operations, net of tax	—	(0.1)
Net loss	(11.8)%	(32.3)%

	26 weeks ended August 1, 2020	26 weeks ended August 3, 2019
Net sales	$1,963.0	$2,833.4
Cost of sales	1,428.4	1,963.1
Gross profit	534.6	870.3
Selling, general and administrative expenses	734.7	935.6
Goodwill and asset impairments	4.8	363.9
Gain on sale of assets	(11.3)	—
Operating loss	(193.6)	(429.2)
Interest expense, net	14.2	14.7
Loss from continuing operations before income taxes	(207.8)	(443.9)
Income tax expense (benefit)	68.3	(37.8)
Net loss from continuing operations	(276.1)	(406.1)
Loss from discontinued operations, net of tax	(0.9)	(2.4)
Net loss	$(277.0)	$(408.5)

Basic loss per share:
Continuing operations	$(4.26)	$(4.01)
Discontinued operations	(0.01)	(0.02)
Basic loss per share	$(4.28)	$(4.04)

Diluted loss per share:
Continuing operations	$(4.26)	$(4.01)
Discontinued operations	(0.01)	(0.02)
Diluted loss per share	$(4.28)	$(4.04)

Dividends per common share	$—	$0.38

Weighted-average common shares outstanding:
Basic	64.7	101.2
Diluted	64.7	101.2

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	72.8	69.3
Gross profit	27.2	30.7
Selling, general and administrative expenses	37.5	33.0
Goodwill and asset impairments	0.2	12.8
Gain on sale of assets	(0.6)	—
Operating loss	(9.9)	(15.1)
Interest expense, net	0.7	0.6
Loss from continuing operations before income taxes	(10.6)	(15.7)
Income tax expense (benefit)	3.5	(1.4)
Net loss from continuing operations	(14.1)	(14.3)
Loss from discontinued operations, net of tax	—	(0.1)
Net loss	(14.1)%	(14.4)%

GameStop Corp.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	August 1, 2020	August 3, 2019
ASSETS:
Current assets:
Cash and cash equivalents	$735.1	$424.0
Receivables, net	83.1	122.4
Merchandise inventories, net	474.6	948.9
Prepaid expenses and other current assets	87.1	143.2
Assets held-for-sale	—	29.1
Total current assets	1,379.9	1,667.6
Property and equipment, net	219.7	312.0
Operating lease right-of-use assets	689.0	769.7
Deferred income taxes	29.2	157.8
Other noncurrent assets	57.4	80.8
Total assets	$2,375.2	$2,987.9

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$256.4	$368.3
Accrued liabilities and other current liabilities	580.7	593.7
Current portion of operating lease liabilities	218.8	240.3
Short-term debt, including current portion of long-term debt, net	221.3	—
Borrowings under revolving line of credit	35.0	—
Liabilities held-for-sale	—	14.5
Total current liabilities	1,312.2	1,216.8
Long-term debt, net	215.9	419.1
Operating lease liabilities	475.5	523.9
Other long-term liabilities	19.3	18.4
Total liabilities	2,022.9	2,178.2
Total stockholders’ equity	352.3	809.7
Total liabilities and stockholders’ equity	$2,375.2	$2,987.9

GameStop Corp.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	13 weeks ended August 1, 2020	13 weeks ended August 3, 2019
Cash flows from operating activities:
Net loss	$(111.3)	$(415.3)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization (including amounts in cost of sales)	20.2	22.9
Goodwill and asset impairments	0.9	363.9
Stock-based compensation expense	2.1	3.3
Deferred income taxes	—	(11.8)
(Gain) loss on disposal of property and equipment, net	(9.9)	0.2
Other	(0.7)	2.5
Changes in operating assets and liabilities:
Receivables, net	6.1	1.6
Merchandise inventories	198.2	181.1
Prepaid expenses and other current assets	(4.1)	(11.2)
Prepaid income taxes and income taxes payable	47.5	(75.5)
Accounts payable and accrued liabilities	80.4	(52.4)
Operating lease right-of-use assets and liabilities	(36.0)	8.8
Changes in other long-term liabilities	(0.6)	0.2
Net cash flows provided by operating activities	192.8	18.3
Cash flows from investing activities:
Purchase of property and equipment	(10.9)	(22.6)
Proceeds from sale of property and equipment	51.8	—
Other	1.2	(0.9)
Net cash flows provided by (used in) investing activities	42.1	(23.5)
Cash flows from financing activities:
Repurchase of common shares	—	(62.9)
Proceeds from French term loans	23.6	—
Dividends paid	—	(0.2)
Borrowings from the revolver	—	—
Repayments of revolver borrowings	(100.0)	—
Repayments of senior notes	(3.0)	(51.4)
Settlement of stock-based awards	(0.5)	(0.2)
Net cash flows used in financing activities	(79.9)	(114.7)
Exchange rate effect on cash and cash equivalents and restricted cash	19.7	1.3
Increase in cash held-for-sale	—	(0.1)
Increase (decrease) in cash and cash equivalents and restricted cash	174.7	(118.7)
Cash and cash equivalents and restricted cash at beginning of period	583.9	556.4
Cash and cash equivalents and restricted cash at end of period	$758.6	$437.7

GameStop Corp.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	26 weeks ended August 1, 2020	26 weeks ended August 3, 2019
Cash flows from operating activities:
Net loss	$(277.0)	$(408.5)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization (including amounts in cost of sales)	41.7	46.2
Goodwill and asset impairments	4.8	363.9
Stock-based compensation expense	3.9	5.2
Deferred income taxes	45.4	(11.8)
(Gain) loss on disposal of property and equipment, net	(9.6)	0.9
Other	(0.2)	3.7
Changes in operating assets and liabilities:
Receivables, net	60.5	8.5
Merchandise inventories	394.2	270.5
Prepaid expenses and other current assets	1.7	(7.4)
Prepaid income taxes and income taxes payable	69.8	(76.5)
Accounts payable and accrued liabilities	(193.7)	(839.4)
Operating lease right-of-use assets and liabilities	2.8	(2.2)
Changes in other long-term liabilities	(0.8)	0.2
Net cash flows provided by (used in) operating activities	143.5	(646.7)
Cash flows from investing activities:
Purchase of property and equipment	(17.5)	(41.2)
Proceeds from sale of property and equipment	51.8	—
Other	1.7	(1.0)
Net cash flows provided by (used in) investing activities	36.0	(42.2)
Cash flows from financing activities:
Repurchase of common shares	—	(62.9)
Proceeds from French term loans	23.6	—
Dividends paid	(0.3)	(40.5)
Borrowings from the revolver	150.0	—
Repayments of revolver borrowings	(115.0)	—
Repayments of senior notes	(5.3)	(404.5)
Settlement of stock-based awards	(1.0)	(0.8)
Net cash flows provided by (used in) financing activities	52.0	(508.7)
Exchange rate effect on cash and cash equivalents and restricted cash	13.6	(5.1)
Increase in cash held-for-sale	—	(0.1)
Increase (decrease) in cash and cash equivalents and restricted cash	245.1	(1,202.8)
Cash and cash equivalents and restricted cash at beginning of period	513.5	1,640.5
Cash and cash equivalents and restricted cash at end of period	$758.6	$437.7

Schedule I
Sales Mix
(unaudited)

	13 Weeks Ended		13 Weeks Ended
	August 1, 2020		August 3, 2019
	Net	Percent	Net	Percent
Net Sales (in millions):	Sales	of Total	Sales	of Total

Hardware and accessories (1)	$441.6	46.9%	$554.9	43.2%
Software (2)	386.5	41.0	558.3	43.4
Collectibles	113.9	12.1	172.5	13.4

Total	$942.0	100.0%	$1,285.7	100.0%

	26 Weeks Ended		26 Weeks Ended
	August 1, 2020		August 3, 2019
	Net	Percent	Net	Percent
Net Sales (in millions):	Sales	of Total	Sales	of Total

Hardware and accessories (1)	$954.7	48.6%	$1,211.4	42.7%
Software (2)	803.5	41.0	1,291.4	45.6
Collectibles	204.8	10.4	330.6	11.7

Total	$1,963.0	100.0%	$2,833.4	100.0%

(1) Includes sales of new and pre-owned hardware, accessories, hardware bundles in which hardware and digital or physical software are sold together in a single SKU, interactive game figures, strategy guides, mobile and consumer electronics, and the operations of our Simply Mac stores, which were sold in September 2019.

(2) Includes sales of new and pre-owned video game software, digital software and PC entertainment software.

GameStop Corp.
Schedule II
(in millions, except per share data)
(unaudited)
Non-GAAP results
The following tables reconcile the Company's selling, general and administrative expenses ("SG&A"), operating (loss) earnings, net (loss) income and earnings per share as presented in its unaudited consolidated statements of operations and prepared in accordance with Generally Accepted Accounting Principles ("GAAP") to its adjusted SG&A, adjusted operating (loss) earnings, adjusted net (loss) income, adjusted EBITDA and adjusted earnings per share. The diluted weighted-average shares outstanding used to calculated adjusted earnings per share may differ from GAAP weighted-average shares outstanding. Under GAAP, basic and diluted weighted-average shares outstanding are the same in periods where there is a net loss. The reconciliations below are from continuing operations only.

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	August 1, 2020	August 3, 2019	August 1, 2020	August 3, 2019
Adjusted SG&A
SG&A	$348.2	$481.9	$734.7	$935.6
Transformation costs	0.2	(16.7)	(1.3)	(16.7)
Significant transactions(1)	(7.5)	—	(7.5)	—
Divestitures, severance and other	(4.0)	(20.3)	(7.8)	(20.3)
Adjusted SG&A	$336.9	$444.9	$718.1	$898.6

Adjusted Operating Loss
Operating loss	$(85.6)	$(446.7)	$(193.6)	$(429.2)
Transformation costs	(0.2)	16.7	1.3	16.7
Goodwill and asset impairments	0.9	363.9	4.8	363.9
Significant transactions(2)	(3.8)	—	(3.8)	—
Divestitures, severance and other	4.0	20.3	7.8	20.3
Adjusted operating loss	$(84.7)	$(45.8)	$(183.5)	$(28.3)

Adjusted Net Loss
Net loss	$(111.3)	$(415.3)	$(277.0)	$(408.5)
Loss from discontinued operations	0.3	1.7	0.9	2.4
Net loss from continuing operations	$(111.0)	$(413.6)	$(276.1)	$(406.1)
Transformation costs	(0.2)	16.7	1.3	16.7
Goodwill and asset impairments	0.9	363.9	4.8	363.9
Significant transactions(2)	(3.8)	—	(3.8)	—
Divestitures, severance and other	4.0	20.3	7.8	20.3
Tax effect of non-GAAP adjustments	18.9	(19.3)	17.9	(19.3)
Tax valuation allowance	—	—	53.0	—
Adjusted net loss	$(91.2)	$(32.0)	$(195.1)	$(24.5)

Adjusted loss per share
Basic	$(1.40)	$(0.32)	$(3.01)	$(0.24)
Diluted	$(1.40)	$(0.32)	$(3.01)	$(0.24)

Number of shares used in adjusted calculation
Basic	65.0	100.0	64.7	101.2
Diluted	65.0	100.0	64.7	101.2

(1) Includes transaction costs associated with our debt exchange.
(2) Includes the gain on sale of assets relating to sale-leaseback transactions and transaction costs associated with our debt exchange.

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	August 1, 2020	August 3, 2019	August 1, 2020	August 3, 2019
Reconciliation of Adjusted EBITDA to Net Loss
Net loss	$(111.3)	$(415.3)	$(277.0)	$(408.5)
Loss from discontinued operations, net of tax	0.3	1.7	0.9	2.4
Loss from continuing operations	$(111.0)	$(413.6)	$(276.1)	$(406.1)
Interest expense, net	7.5	7.0	14.2	14.7
Depreciation and amortization	20.2	22.9	41.7	46.2
Income tax expense (benefit)	17.9	(40.1)	68.3	(37.8)
EBITDA	$(65.4)	$(423.8)	$(151.9)	$(383.0)
Stock-based compensation	2.1	3.0	3.9	5.0
Transformation costs	(0.2)	16.7	1.3	16.7
Goodwill and asset impairments	0.9	363.9	4.8	363.9
Significant transactions(1)	(3.8)	—	(3.8)	—
Divestitures, severance and other	4.0	20.3	7.8	20.3
Adjusted EBITDA	$(62.4)	$(19.9)	$(137.9)	$22.9

(1) Includes the gain on sale of assets relating to sale-leaseback transactions and transaction costs associated with our debt exchange.

GameStop Corp.
Schedule III
(in millions)
(unaudited)

Non-GAAP results
The following table reconciles the Company's cash flows provided by operating activities as presented in its unaudited Consolidated Statements of Cash Flows and prepared in accordance with GAAP to its free cash flow and adjusted free cash flow. Free cash flow is considered a non-GAAP financial measure. Management believes, however, that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use by investors in evaluating the company’s financial performance.

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	August 1, 2020	August 3, 2019	August 1, 2020	August 3, 2019
Net cash flows provided by (used in) operating activities	$192.8	$18.3	$143.5	$(646.7)
Purchase of property and equipment	(10.9)	(22.6)	(17.5)	(41.2)
Free cash flow	$181.9	$(4.3)	$126.0	$(687.9)
Adjustments:
Rollover of accounts payable payments	—	—	—	415.4
Adjusted free cash flow	$181.9	$(4.3)	$126.0	$(272.5)

Non-GAAP Measures and Other Metrics
Adjusted EBITDA is a supplemental financial measure of the Company’s performance that is not required by, or presented in accordance with, GAAP. We believe that the presentation of this non-GAAP financial measure provides useful information to investors in assessing our financial condition and results of operations. We define Adjusted EBITDA as net income (loss) before income taxes, plus interest expense, net and depreciation and amortization, excluding stock-based compensation, transformation costs, business divestitures, asset impairments, severance and other non-cash charges. Net income (loss) is the GAAP financial measure most directly comparable to Adjusted EBITDA. Our non-GAAP financial measures should not be considered as an alternative to the most directly comparable GAAP financial measure. Furthermore, non-GAAP financial measures have limitations as an analytical tool because they exclude some but not all items that affect the most directly comparable GAAP financial measures. Some of these limitations include:

•certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure;
•Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

We compensate for the limitations of Adjusted EBITDA as an analytical tool by reviewing the comparable GAAP financial measure, understanding the differences between the GAAP and non-GAAP financial measures and incorporating these data points into our decision-making process. Adjusted EBITDA is provided in addition to, and not as an alternative to, the Company’s financial results prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA may be defined and determined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Contact
GameStop Corp. Investor Relations
(817) 424-2001
investorrelations@gamestop.com